SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of event reported: April 23, 2002


                          DANIELSON HOLDING CORPORATION
                         --------------------------------
                  (Exact Name of Registrant as Specified in Charter)


Delaware                            1-6732                   95-6021257
---------                          -------                  -----------
(State of Incorporation)            (Commission File         (IRS Employer
                                     Number)                 Identification No.)



767 Third Avenue,          New York, New York          10017
- ----------------------------------------------------------------
(Address of Principal Executive Offices)             (Zip Code)

Registrant's telephone number, including area code:  (212) 888-0347

Item 9.  Regulation FD Disclosure

     On April 23, 2002, Danielson Holding Corporation (the "Registrant") conducted a presentation to shareholders. During the presentation, the following year one guidance for the Registrant was given, pro forma for the previously announced proposed acquisition of American Commercial Lines Holdings LLC
("ACL"):   Total  Revenue  -  $910.0  -  $940.0  million,   EBITDA  from  Marine
Transportation Services Operations (which represents combined EBITDA contribution from ACL, Global Material Services LLC and Vessel Leasing LLC) - $110.0 - $125.0 million and Targeted Annualized Total Debt Reduction approximately $25 million.


     THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD-LOOKING STATEMENTS (AS DEFINED IN SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934) THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS MAY DIFFER MATERIALLY FROM ACTUAL FUTURE EVENTS OR RESULTS. AS A RESULT, NO ASSURANCES CAN BE GIVEN AS TO FUTURE RESULTS, LEVELS OF ACTIVITY AND ACHIEVEMENTS. ANY FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE THE STATEMENT WAS MADE. THE REGISTRANT UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENT, AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. READERS ARE REFERRED TO ALL DOCUMENTS FILED BY THE REGISTRANT WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH IDENTIFY IMPORTANT RISK FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                            DANIELSON HOLDING CORPORATION

Dated: April 23, 2002

                                            By:/s/ David M. Barse
                                                   David M. Barse
                                                   President

                                               /s/ Michael Carney
                                                   Michael Carney
                                                   Chief Financial Officer